Exhibit 4.1

EXECUTION COPY

DineEquity, Inc.

as Issuer

the Guarantors party hereto

and

Wells Fargo Bank, National Association

as Trustee

Indenture

Dated as of October 19, 2010

9.5% Senior Notes Due 2018

CROSS-REFERENCE TABLE

Trust Indenture Act Sections		Indenture Sections
§ 310	(a)	7.10
	(b)	7.08(e)
§ 311		7.03
§ 312		11.02(a)
§ 313		7.06
§ 314	(a)	4, 4.02
	(c)	11.04
	(e)	11.05
§ 315	(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.01(e), 7.02
	(e)	6.12, 7.02(10)
§ 316	(a)	2.05, 6.02, 6.04, 6.05
	(b)	6.06, 6.07
	(c)	11.02(d)
§ 317	(a) (1)	6.08
	(a) (2)	6.09
	(b)	2.03
§ 318		11.01

This cross-reference table is not a part of the Indenture.

i

Section 11.13.	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	91
Section 11.14.	Benefits of Indenture	91
Section 11.15.	Indenture Controls	91
Section 11.16.	Rules by Trustee and Agents	91

v

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Regulation S Global Note Legend

INDENTURE, dated as of October 19, 2010, by and among DineEquity, Inc., a Delaware corporation, as the Issuer, the Guarantors party hereto and Wells Fargo Bank, National Association, as Trustee.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $825,000,000 aggregate principal amount of the Issuer’s 9.5% Senior Notes Due 2018, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor party hereto, in accordance with its terms, have been done, and each Guarantor party hereto has done all things necessary to make the Note Guarantees, when the Notes (in the case of the Additional Notes, when duly authorized) are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Accounts Receivable” means (1) accounts receivable, (2) franchise fee payments and other revenues related to franchise agreements, (3) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (4) revenues related to distribution and merchandising of the products of the Issuer and its Restricted Subsidiaries and (5) rents, real estate taxes and other non-royalty amounts due from franchisees.

“Acquired Debt” means Debt, Disqualified Stock or Preferred Stock of the Issuer, any Guarantor or any Restricted Subsidiary (a) Incurred to finance an acquisition or other business combination or purchase of a business unit (including individual restaurants) or division or all or substantially all of a Person’s assets, including to repay, purchase, defease, discharge, acquire for value or redeem Debt of any Person so acquired or whose assets are so acquired, to pay fees and expenses relating thereto and to finance capital expenditures of the acquired entity or assets reasonably expected to be made in the 12 months following such acquisition; provided that the final maturity date of such Debt is not earlier than the final maturity date of the Notes (it being understood that a one-year maturity with customary rollover or extension provisions customary to “bridge” loan financings shall not violate this proviso) or (b) existing at the time the Person merges with or into or becomes a Restricted Subsidiary and Debt secured by assets assumed by the Issuer or any Restricted Subsidiary at the time such assets are acquired by the Issuer or such Restricted Subsidiary; provided that, in the case of this clause (b), such Debt existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof.

“Additional Interest” means additional interest then owing to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any Notes issued from time to time under this Indenture in accordance with Sections 2.01 and 4.04 hereof in addition to the Original Notes including any Exchange Notes issued in exchange for such Additional Notes, having substantially the same terms in all respects as the Original Notes except (i) that the issue price and CUSIP may be different and (ii) such other changes to interest and interest accruals as may be necessary to reflect the issue date of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applebee’s and IHOP Fixed Rate Notes” means all of the outstanding (a) Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes due December 2037 and Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes due December 2037 issued by Applebee’s Enterprises LLC, Applebee’s IP LLC and certain other entities listed in the applicable indenture as co-issuers and (b) Series 2007-1 Fixed Rate Term Notes due March 2037 and Series 2007-3 Fixed Rate Term Notes due December 2037 issued by IHOP Franchising, LLC and IHOP IP, LLC.

“Applebee’s and IHOP Notes” means (a) the Applebee’s and IHOP Fixed Rate Notes, (b) the Applebee’s and IHOP Variable Funding Notes and (c) the Applebee’s Class M-1 Notes.

“Applebee’s and IHOP Variable Funding Notes” means the (a) the Series 2007-1 Class A-1 Variable Funding Senior Notes due December 2037 issued by Applebee’s Enterprises LLC, Applebee’s IP LLC and certain other entities listed in the applicable indenture as co-issuers and (b) the Series 2007-2 Variable Funding Notes due March 2037 issued by IHOP Franchising, LLC and IHOP IP, LLC.

“Applebee’s Class M-1 Notes” means all of the outstanding Series 2007-1 Class M-1 Fixed Rate Term Subordinated Notes due December 2037 issued by Applebee’s Enterprises LLC, Applebee’s IP LLC and certain other entities listed in the applicable indenture as co-issuers.

“Applebee’s Sale-Leaseback Transactions” means the transactions pursuant to (i) the Purchase and Sale Agreement, dated May 19, 2008, relating to the sale and leaseback of 181 parcels of real property improved with a restaurant operating as an Applebee’s Neighborhood Grill and Bar and the related Master Land and Building Lease dated June 13, 2008, and (ii) the sale-leaseback transaction in July 2008 with respect to the Issuer’s support center in Lenexa, Kansas, in each cash as described in the Issuer’s financial statements as of the Issue Date.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 9.5% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note on October 30, 2014 (as stated in the table in Section 3.01), plus (ii) all required interest payments due on such Note through October 30, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary outside the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale:”

(1) a disposition to the Issuer or a Restricted Subsidiary, including the sale or issuance by the Issuer or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

(2) the disposition by the Issuer or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory and other assets in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to, or Guarantees of, leases, subleases, licenses or sublicenses and assignments, amendments or terminations thereof;

(3) the sale or discount of Accounts Receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4) a transaction covered by or expressly permitted by Section 5.01 hereof;

(5) a Restricted Payment permitted under Section 4.05 hereof or a Permitted Investment;

(6) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $15.0 million;

(7) any exchange of assets (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business (or Equity Interests in a Person that will be a Restricted Subsidiary following such transaction) of comparable or greater market value, as determined in good faith by the Issuer;

(8) any sale of Equity Interests in, or Debt or other securities of, or Investments in or assets of, an Unrestricted Subsidiary;

(9) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(10) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(11) sales of Accounts Receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing;

(12) foreclosure, condemnation, casualty or any similar action with respect to any property or other asset of the Issuer or any of its Restricted Subsidiaries;

(13) dispositions in connection with and Permitted Liens and other Liens not prohibited by this Indenture;

(14) (a) the issuance or sale of directors’ qualifying shares or (b) the issuance, sale or transfer of Equity Interests of Foreign Restricted Subsidiaries to foreign nationals to the extent required by applicable law;

(15) terminations of obligations under Hedging Agreements;

(16) the Minnesota Disposition, but only if the Net Cash Proceeds therefrom are used to purchase, redeem, retire, defease or otherwise acquire shares of Series A Preferred Stock within 180 days of the Issuer’s (or a Restricted Subsidiary’s) receipt of such proceeds;

(17) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(18) dispositions of food, beverages and other assets consumed in the ordinary course of business; and

(19) any termination, non-renewal, expiration, amendment or other modification of franchise agreements or development agreements with franchisees of the Issuer or its Restricted Subsidiaries, in each case, in the ordinary course of business.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Available Minnesota Disposition Proceeds Amount” means (i) the Net Cash Proceeds received by the Issuer or any Restricted Subsidiary in connection with the Minnesota Disposition and (ii) restricted cash or cash collateral released to the Issuer or any Restricted Subsidiary on or following the Issue Date as a result of the replacement of letters of credit outstanding on the Issue Date with new letters of credit issued under the Credit Agreement.

“Average Life” means, with respect to any Debt, Disqualified Stock or Preferred Stocks the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock and (y) the amount of such payment by (ii) the sum of all such payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors of the Issuer or, except for purposes of “Change of Control,” any committee thereof.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Issuer and remains in full force and effect as of the date of its certification.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in the City of New York or in the city where the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to be closed.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or nonvoting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means

(1) United States dollars, or money in other currencies received in the ordinary course of business,

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or the District of Columbia and whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s at the time such Investments are made,

(4) commercial paper rated at least “P-1” by Moody’s or “A-1” by S&P at the time of acquisition thereof and maturing within six months after the date of acquisition,

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above at the time of acquisition thereof, and

(7) in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality (taking into account the jurisdictions where such Foreign Subsidiary is in business), denominated in the currency of any jurisdiction in which such person conducts business.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual certificated form without interest coupons.

“Change of Control” means:

(1) any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2) the adoption of any plan or proposal for the liquidation or dissolution of the Issuer or the dissolution or liquidation of the Issuer;

(3) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Stock of the Issuer by any Person or Group that, as a result of such acquisition, either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Issuer’s then outstanding Voting Stock or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors, including, without limitation, by the acquisition of revocable proxies for the election of directors;

(4) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of voting power of Voting Stock (including the ability to vote such Voting Stock to elect members of the Board of Directors) subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income and loss of any Person that is not a Restricted Subsidiary, except to the extent of the dividends or other distributions actually paid in cash (or to the extent converted into cash) to the Issuer or any of its Restricted Subsidiaries (subject to clause (3) below) by such Person during such period;

(2) for purposes of determining the amount available for Restricted Payments under clause (a)(3) of Section 4.05 hereof, the net income (but not loss) of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to Asset Sales or to the early extinguishment of Debt or any net after-tax gains or losses associated with Hedging Agreements;

(4) any net after-tax extraordinary or non-recurring or unusual gains or losses (it being understood that proceeds of business interruption insurance shall not be deemed extraordinary, unusual or non-recurring for purposes of calculating Consolidated Net Income), and any extraordinary, unusual or non-recurring fees, expenses or charges, including any litigation and any restructuring expenses, severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, signing, retention or completion bonuses;

(5) the cumulative effect of a change in accounting principles;

(6) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(7) any non-cash amortization or impairment expense;

(8) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations;

(9) any currency translation gains and losses related to currency remeasurements of Debt, and any net loss or gain resulting from hedging transactions for currency exchange risk, until such gains or losses are actually realized (at which time they should be included);

(10) any expenses or charges related to the Transactions (including, but not limited to, any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a tender offer for and redemption or prepayment of the Applebee’s and IHOP Notes), any actual or contemplated issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of the Notes and the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; and

(11) any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification or reimbursement therefor under binding agreements or an insurance claim therefor; provided that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified or covered by insurance shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified or that the applicable insurer will not pay such insurance claim;

plus (x) for purposes of determining the amount available for Restricted Payments under clause (a)(3) of Section 4.05 hereof principal receipts from notes and equipment contracts receivable and minus (y) for purposes of determining the amount available for Restricted Payments under clause (a)(3) of Section 4.05 hereof, the aggregate amount of cash dividends paid on the Series A Preferred Stock for such period.

“Consolidated Total Assets” mean, as of each date of determination, the total amount of assets of the Issuer and its Restricted Subsidiaries, as set forth on the latest internally available consolidated balance sheet of the Issuer prepared in accordance with GAAP.

“Continuing Director” means individuals who on the Issue Date constituted the Board of Directors of the Issuer, together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Issuer was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, at the address set forth in Section 11.03 hereof or such other address to which the Trustee may give the Issuer notice, which at the date of this Indenture is located at Wells Fargo Bank, National Association, MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, Attn. DineEquity Administrator.

“Credit Agreement” means the credit agreement dated as of October 8, 2010 among the Issuer, the lenders party thereto and Barclays Bank PLC, as agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

“Credit Facilities” means (i) the Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Debt” means, as to any Person at a particular time, without duplication, all of the following to the extent such items (other than letters of credit, obligations under Hedging Agreements and obligations or indebtedness, under clauses (e) and (g) below) are included as indebtedness or liabilities on a balance sheet of such Person in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Hedging Agreement;

(d) all non-contingent obligations of such Person to pay the deferred purchase price of property or services (other than any trade accounts payable in the ordinary course of business and not past due for more than 90 days);

(e) obligations consisting of Debt of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations of such Person in respect of (x) Capital Leases and (y) Synthetic Lease Obligations; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or limited liability partnership) in which such Person is a general partner or a joint venturer, unless such Debt is non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the termination value thereof as of such date. The amount of any Debt under clause (e) shall be the lesser of (x) the aggregate principal amount of such Debt and (y) the Fair Market Value of the property of such Person securing such Debt as determined by the Issuer in good faith.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Disqualified Stock” means Equity Interests that by their terms or upon the happening of any event:

(1) mature or are mandatorily redeemable (other than redeemable for Qualified Equity Interests of such Person) pursuant to a sinking fund obligation or otherwise;

(2) are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

(3) convertible at the option of the holder into Disqualified Stock or exchangeable at the option of the holder for Debt;

in each case, on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided that (i) only the portion of the Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed to be Disqualified Stock, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability, (iii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock, and (iv) that Equity Interests will not constitute Disqualified Stock solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions: (A) are no more favorable to the holders than Section 4.09 and Section 4.10 and (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Issuer’s repurchase of the Notes as required by this Indenture; and provided further that Disqualified Stock shall not include the Series A Preferred Stock or the Series B Preferred Stock outstanding on the Issue Date (including, in the case of the Series B Preferred Stock, dividends paid in kind through an increase in the liquidation preference thereof or the issuance of additional shares of Series B Preferred Stock) or Permitted Preferred Stock.

The obligation related to Disqualified Stock shall be valued at the maximum fixed redemption or repurchase price of Disqualified Stock at the time of determination (and for any Disqualified Stock that does not, by its terms, have a fixed repurchase price, the obligation shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which the obligation shall be required to be determined pursuant to this Indenture).

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D hereto.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“EBITDA” means, for any period, for the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, the sum of (without duplication):

(i)	Consolidated Net Income,

(ii)	Fixed Charges, to the extent deducted in calculating Consolidated Net Income (including, to the extent deducted in calculating Consolidated Net Income, net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Agreements with respect to Debt) and, to the extent not reflected in such Fixed Charges, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations,

(iii)	to the extent deducted in calculating Consolidated Net Income, provisions for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise or similar taxes, and taxes related to items that are excluded in calculating Consolidated Net Income,

(iv)	to the extent deducted in calculating Consolidated Net Income, depreciation, amortization and all other non-cash charges reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income (excluding (x) non-cash gains representing the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period that occurred after the Issue Date and (y) ordinary course accruals); provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income (or loss) was included in calculating Consolidated Net Income,

(v)	to the extent deducted in calculating Consolidated Net Income, any expenses or charges related to any actual or contemplated issuance of Equity Interests, or an acquisition or disposition or an acquisition or disposition of a division or line of business (excluding, in each case, de minimis acquisitions or dispositions), recapitalization or the incurrence or repayment of Debt, Disqualified Stock or Preferred Stock permitted to be incurred under this Indenture (whether or not successful),

(vi)	to the extent deducted in calculating Consolidated Net Income, any costs or expense incurred pursuant to any management equity plan, restricted stock unit plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, and plus or minus

(vii)	to the extent included in calculating Consolidated Net Income, unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP;

provided that, for the avoidance of doubt, regardless of whether any payment of Debt is deemed to result in a non-cash gain, no such gain shall increase EBITDA.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, equity.

“Equity Offering” means an offering for cash, after the Issue Date, of Qualified Stock of the Issuer.

“Event of Default” has the meaning assigned to such term in Section 6.01 hereof.

“Excess Proceeds” has the meaning assigned to such term in Section 4.10 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes, as applicable, in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuer to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Existing Refranchising Transactions” means the sale of up to a total of 86 company-operated Applebee’s restaurants as described under “Summary—Recent Developments—Refranchising” in the Offering Memorandum.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, that for purposes of determining fair market value for refranchising transactions, senior management or the Board, as applicable, may take into account qualitative factors such as the anticipated economic benefit to the Issuer and its Restricted Subsidiaries, the identity, experience and quality of the franchisee and opportunities and conditions in the local market of the restaurant. Fair market value shall be determined by the senior management of the Issuer or any Restricted Subsidiary of the Issuer, as applicable, when the Fair Market Value of any asset other than cash is estimated in good faith to be below $30.0 million, and otherwise by the Issuer’s Board of Directors as evidenced by a Board Resolution; provided, however, that no determination of Fair Market Value shall be required with respect to the Existing Refranchising Transactions.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(x) the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1) (x) pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period and (y) items related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, redeemed, discharged or defeased on the transaction date or, with respect to which irrevocable notice has been given or deposits have been made as to the repayment, redemption, discharge or defeasance thereof (including, without limitation, for purposes of this calculation, interest, fees, debt discounts, charges and other items) will be excluded and such Debt, Disqualified Stock or Preferred Stock shall be deemed to have been repaid, redeemed, discharged or defeased as of the first day of the reference period;

(2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3) Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, defeased, discharged, repurchased, retired or redeemed (or with respect to which an irrevocable deposit in furtherance thereof has been made) on the transaction date (including, without limitation, for purposes of this calculation, interest, fees, debt discounts, charges and other items) will be excluded and such Debt, Disqualified Stock or Preferred Stock shall be deemed to have been repaid, defeased, discharged, repurchased, retired or redeemed on the first day of the reference period;

(4) pro forma effect will be given to

(A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B) any acquisition or disposition of companies, divisions, lines of businesses, operations or any other material acquisition or disposition by the Issuer and its Restricted Subsidiaries, including any acquisition or disposition of a company, division, line of business, operation or any other material acquisition or disposition since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period and on or prior to the transaction date, and

(C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the Issuer or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition, disposition or discontinuation of a company, division, line of business or operation or any other material acquisition or disposition, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available. For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 12 months after the applicable event as if such operating expense reductions, operating improvements and synergies had been fully realized on the first day of the applicable period; provided that actions to realize such operating expense reductions and other operating improvements or synergies are taken or are reasonably expected to be taken within 12 months after the applicable event.

For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars in accordance with GAAP, in a manner consistent with that used in preparing the Issuer’s financial statements.

“Fixed Charges” means, for any period, the sum of

(1) Interest Expense for such period; and

(2) cash dividends paid on any Preferred Stock and cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock of the Issuer or a Restricted Subsidiary, except for dividends payable in the Issuer’s Qualified Stock or paid to the Issuer or to a Restricted Subsidiary.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each Domestic Restricted Subsidiary of the Issuer in existence on the Issue Date that is a guarantor under the Credit Agreement and (ii) each Domestic Restricted Subsidiary that executes a supplemental indenture in the form attached to this Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Sections 4.08 or 5.02 hereof, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture; provided however, that in no event shall a non-Wholly Owned Restricted Subsidiary, Foreign Subsidiary, Immaterial Subsidiary or Unrestricted Subsidiary be required to become a Guarantor.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to manage interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage foreign exchange rates or (iii) any commodity swap agreement, commodity cap agreement, commodity collar agreement, commodity or raw material futures contract or any other agreement designed to manage raw material prices.

“Holder” or “Noteholder” means the registered holder of any Note.

“Immaterial Subsidiary” means any Restricted Subsidiary or group of Restricted Subsidiaries that do not account for more than 1% of the Consolidated Total Assets of the Issuer and its Restricted Subsidiaries in the aggregate for all such Subsidiaries.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.04 hereof, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.10 hereof. The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion or accumulation of dividends on any Equity Interests will not be considered an Incurrence of Debt or Capital Stock.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Initial Notes or Initial Additional Notes by the Issuer.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest,” in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Expense” means, for any period, the consolidated interest expense of the Issuer and its Restricted Subsidiaries in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Issuer or its Restricted Subsidiaries, without duplication, (a) the sum of (i) the interest component of Capitalized Leases determined in accordance with GAAP, (ii) amortization of debt discount, (iii) to the extent deducted in calculating Consolidated Net Income, capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) net costs associated with Hedging Agreements (including the amortization or payment of fees but excluding unrealized gains or losses with respect thereto) and (vii) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a Permitted Receivables Financing, minus (b) interest income in such period received in respect of cash and Cash Equivalents balances held by the Issuer or a Restricted Subsidiary; provided, the following shall be excluded from “Interest Expense” for the purposes of calculating the denominator of the Fixed Charge Coverage Ratio (A) any premiums, fees, discounts, expenses and losses (and any amortization thereof) payable by the Issuer or any Restricted Subsidiary in connection with a tender offer for and redemption or prepayment of the Applebee’s and IHOP Notes and (B) charges in respect of the early retirement of Debt, Disqualified Stock or Preferred Stock (including, but not limited to the write-off of unamortized financing fees and related Hedging Agreements (including early termination fees)).

“Interest Payment Date” means each April 30 and October 30 of each year, commencing April 30, 2011.

“Investment” means

(1) any direct or indirect advance, loan or other extension of credit to another Person,

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any Debt of another Person.

If the Issuer or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Issuer and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

The outstanding amount of any Investment shall equal the amount of such Investment (without giving effect to subsequent changes in value thereof), less any amount (whether consisting of interest, principal, dividends, distributions, sale proceeds or otherwise) paid, repaid, returned, distributed or otherwise received in cash in respect of any Investment (up to the original amount thereof); provided that with respect to any Investment constituting a Guarantee, such Investment will cease to be outstanding when such Guarantee is terminated, and shall be valued as provided in the definition of “Guarantee”.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means October 19, 2010.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease or any financing lease having substantially the same economic effect as the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minnesota Asset Purchase Agreement” has the meaning specified in the definition of “Minnesota Disposition”.

“Minnesota Disposition” means the (a) sale or other Disposition of assets pursuant to the terms of that certain Asset Purchase Agreement, dated July 23, 2010, as amended (the “Minnesota Asset Purchase Agreement”), by and among Apple American Group LLC and Applebee’s Restaurants North LLC and Applebee’s Restaurants, Inc. (collectively, “Seller”), which includes substantially all of the assets owned by Seller and used in connection with the operation of 63 Applebee’s Neighborhood Grill & Bar restaurants in Minnesota and Wisconsin and (b) sale of the land related to certain of such restaurants.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means (x) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, but only when received in the form of cash, and (ii) proceeds from the conversion of other consideration received but only when converted to cash or Cash Equivalents) net of:

(1) commissions and other costs, fees and expenses related to such Asset Sale, including relocation costs and fees and expenses of counsel, accountants, investment bankers, brokers, consultants and placement agents and severance and accrued vacation;

(2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Issuer and its Restricted Subsidiaries;

(3) payments required to be made (to the extent actually so made) to any Person (other than the Issuer or a Subsidiary) owning a beneficial interest in the assets subject to such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold;

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, purchase price and sales price adjustments and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

(5) payments of unassumed liabilities (not constituting Debt and not owed to the Issuer or any Subsidiary) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(y) with respect to any issuance and sale of Qualified Equity Interests as referred to in Section 4.05 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, marketable securities or other assets used or useful in the business (valued at the Fair Market Value thereof), net of attorney’s fees, accountant’s fees, underwriting discounts and commissions, and brokerage, consultation and other fees, commissions and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Non-Recourse Debt” means Debt as to which (i) neither the Issuer nor any Restricted Subsidiary provides any Guarantee or is directly or indirectly liable and (ii) no default thereunder would, as such, constitute a default under any Debt of the Issuer or any Restricted Subsidiary.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities and obligations (including performance obligations) with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04 hereof.

“Offering Memorandum” means the Offering Memorandum dated October 6, 2010 relating to the sale of the Initial Notes.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Issuer.

“Officers’ Certificate” means a certificate signed by at least two of the following: the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, reasonably satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” means any person authorized by the Issuer to deliver the payment on the principal of, premium, if any, Additional Interest, if any, or interest on any Notes on behalf of the Issuer.

“Permanent Regulation S Global Note” means a Regulation S Global Note that does not bear the Temporary Regulation S Global Note Legend.

“Permitted Bank Debt” has the meaning assigned to such term in paragraph (b)(1) of Section 4.04 hereof.

“Permitted Debt” has the meaning assigned to such term in Section 4.04 hereof.

“Permitted Business” means any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, any other restaurant business and any business or assets reasonably related, incidental, complementary or ancillary thereto.

“Permitted Investments” means:

(1) any Investment in the Issuer or in a Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment,

(A) such Person becomes a Restricted Subsidiary of the Issuer, or

(B) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.10 hereof or in any disposition of assets not constituting an Asset Sale;

(5) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Issuer or with the proceeds of a substantially concurrent sale of such Equity Interests (other than Disqualified Stock) for such purpose;

(6) any Investment pursuant to a Hedging Agreements otherwise permitted under this Indenture;

(7) (i) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or bankruptcy, workout or reorganization of another Person, or in satisfaction of claims or judgments;

(8) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed the greater of (x) $25.0 million and (y) 1.0% of

Consolidated Total Assets of the Issuer at the time of Investment (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(9) payroll, travel, moving, relocation and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, directors, consultants and employees, in each case in the ordinary course of business;

(10) extensions of credit to customers, suppliers, licensees and franchisees in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(11) in addition to Investments listed above and below, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed the greater of (x) $35.0 million and (y) 1.25% of Consolidated Total Assets of the Issuer at the time of Investment; provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(12) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date; and provided further that such Investment, as extended, modified or renewed, will not, in the good faith judgment of the Board of Directors adversely affect the Issuer’s ability to make principal or interest payments on the Notes;

(13) any Investment (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or acquired by the Issuer or any of its Restricted Subsidiaries as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business consistent with past practice;

(16) Investments arising as a result of any Permitted Receivables Financing;

(17) commission, travel and similar advances to officers and employees made in the ordinary course of business;

(18) advances to customers made in the ordinary course of business;

(19) Accounts Receivable, trade credits, endorsements for collection or deposits arising in the ordinary course of business;

(20) Investments of a Restricted Subsidiary acquired after the Issue Date or of a Person merged or consolidated with any Restricted Subsidiary after the Issue Date to the extent that such Investments (i) were not made in contemplation of or in connection with such acquisition, merger or consolidation, (ii) were in existence on the date of such acquisition, merger or consolidation and (iii) do not constitute substantially all of the assets of the Person acquired;

(21) Investments consisting of (i) purchases, redemptions or other acquisitions of the Applebee’s and IHOP Notes and other Debt permitted to be purchased, redeemed or acquired under Section 4.05 hereof or (ii) cash, securities or other property in deposit or securities accounts created in connection with the defeasance, discharge, redemption or satisfaction of such Applebee’s and IHOP Notes, in each case, in accordance with the terms hereof and other Debt permitted to be defeased, discharged, redeemed or satisfied under Section 4.05 hereof;

(22) Guarantees by the Issuer or any Restricted Subsidiary made pursuant to and in compliance with clause (16) of Section 4.04(b) hereof; and

(23) Investments in Centralized Supply Chain Services, LLC, a purchasing co-operative organization (or a similar industry co-operative organization) made in the ordinary course of business and relating to restaurant operations, marketing and expenditures.

“Permitted Liens” means

(1) Liens existing on the Issue Date provided such Liens shall secure only those obligations they secured on the Issue Date and shall not subsequently apply to any other property (other than after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof);

(2) Liens securing the Notes or any Note Guarantees;

(3) Liens securing Obligations under or with respect to any Permitted Bank Debt (including, without limitations, the “Obligations” as defined in the Credit Agreement) or any Debt of a Foreign Restricted Subsidiary permitted under clause (10) of Section 4.04(b) hereof;

(4) pledges or deposits under worker’s compensation laws, unemployment insurance laws, social security legislation or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s, landlords’ and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof in the ordinary course of business;

(8) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens, margins liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including any such Liens securing Obligations under Hedging Agreements;

(11) (i) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like, (ii) contained in purchase and sale agreements (and related agreements) relating to sales of assets permitted under this Indenture or (iii) entered into in the ordinary course of business under franchise agreements, development agreements, area license agreements or similar agreements;

(12) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(13) (a) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries and (b) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(14) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (9) of Section 4.04(b) hereof for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of such property and which attach within 365 days of the date of such purchase or the completion of acquisition, construction or improvement;

(15) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(16) Liens on property at the time the Issuer or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(17) Liens securing Debt or other obligations of the Issuer or a Restricted Subsidiary in favor of the Issuer or a Restricted Subsidiary that is a Guarantor, and Liens Securing Debt or other obligations of a Restricted Subsidiary that is not a Guarantor owed to a Restricted Subsidiary that is not a Guarantor;

(18) Liens securing Hedging Agreements so long as such Hedging Agreements are with the lenders party to the Credit Agreement or their affiliates and so long as such Hedging Agreements are not incurred in violation of this Indenture; and provided such Lien only extends to the property securing such Debt;

(19) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) deposits made in the ordinary course of business to secure liability to insurance carriers and liens on insurance proceeds or premiums securing insurance premium financing;

(21) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15), (16) or (23) of this definition in connection with the refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

(22) Liens on the Equity Interests of Unrestricted Subsidiaries;

(23) Liens arising under any Permitted Receivables Financing;

(24) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(25) other Liens securing obligations not to exceed the greater of (x) $50.0 million and (y) 1.75% of Consolidated Total Assets at any one time outstanding;

(26) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(27) Liens on cash deposits, securities or other property in deposit or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of (i) the Applebee’s and IHOP Notes not tendered to the Issuer in connection with the Tender Offers, and (ii) other Debt, so long as such redemption, defeasance, repurchase or other discharge is not prohibited by Section 4.05 hereof;

(28) (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and (y) ground leases in respect of property on which facilities owned or leased by the Issuer or any of its Restricted Subsidiaries are located;

(29) Liens in favor of partners to joint ventures in Equity Interests of joint ventures securing obligations of or relating to such joint venture and options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(30) deposit or escrow arrangements made in connection with Permitted Investments;

(31) (x) in the case of leased real property, Liens to which the fee interest (or any superior interest) in such real property is subject and (y) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(32) rights of setoff, banker’s liens and similar rights in favor of a financial institution that encumber deposits and are within the general parameters customary in the banking industry and customary Liens in favor of trustees and escrow agents;

(33) Liens in favor of lessors, sublessors, lessees or sublessees securing operating leases or, to the extent such transactions create a Lien hereunder, sale and leaseback transactions, to the extent such sale and leaseback transactions are permitted under this Indenture;

(34) Liens for the benefit of the seller deemed to attach solely because of the existence of cash deposits and attaching solely to cash deposits made in connection with any letter of intent or acquisition agreement with respect to an acquisition or other Investments permitted under this Indenture; and

(35) Liens on the property and assets of the Issuer and the Guarantors securing Debt and the Guarantees permitted to be Incurred under this Indenture (other than Subordinated Debt) in an aggregate principal amount not to exceed the amount by which (a) the maximum principal amount of Debt that, as of the date such Debt was Incurred, and after giving effect to the Incurrence of such Debt and the application of proceeds therefrom on such date, would not cause the Senior Secured Leverage Ratio of the Issuer to exceed 3.0 to 1.0 exceeds and (b) the aggregate principal amount of Debt permitted to be Incurred, as of the date such Debt was Incurred, pursuant to clause (b)(1) under Section 4.04 hereof (giving effect to any Debt outstanding that was Incurred pursuant to such clause (b)(1)).

“Permitted Preferred Stock” means preferred Equity Interests that contain covenants and terms (excluding covenants and terms relating to economics, such as rate, premiums and preferences) that, taken as a whole, are no more restrictive in any material respect than the covenants and terms contained in the Series A Preferred Stock, as determined in good faith by the Issuer.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Accounts Receivable of the Issuer or any Restricted Subsidiaries and enters into a third party financing thereof.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.04 hereof.

“Permitted Refranchising Transaction” means any disposition by the Issuer or a Restricted Subsidiary in connection with refranchising and disposing of IHOP stores or restaurants and related assets to franchisees, or dispositions of franchise agreements or development agreements with IHOP franchisees, in each case, with respect to IHOP stores or restaurants that the Issuer or any Restricted Subsidiary does not own as of the Issue Date and that are operated under the Issuer’s business model as it was in effect prior to 2003 but are acquired by the Issuer or a Restricted Subsidiary from franchisees after the Issue Date, the consideration for which includes notes, receivables and other non-cash consideration, so long as the aggregate Fair Market Value for all such notes, receivables and other non-cash consideration received in any twelve-month period (with unused amounts being available to be used in subsequent periods) does not exceed the sum of (i) $15.0 million and (ii) the principal amount of any note or receivable outstanding when such store or restaurant is acquired by the Issuer or a Restricted Subsidiary after the Issue Date.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt).

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Stock.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means Moody’s and S&P or if either Moody’s or S&P or both shall not make a rating on the Notes publicly available for reasons outside the Issuer’s control, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer that shall be substituted for Moody’s or S&P or both, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to Article III of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article III.

“refinance” has the meaning assigned to such term in Section 4.04.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) with respect to the Initial Notes, the Registration Rights Agreement dated on the Issue Date among the Issuer, the Guarantors party thereto and the Initial Purchasers party thereto, and (ii) with respect to any Initial Additional Notes, any registration rights agreements among the Issuer, any Guarantor party thereto and the Initial Purchasers party thereto relating to rights given by the Issuer to the purchasers of such Initial Additional Notes to register such Initial Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Regulation S Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Legend” means the legend set forth in Exhibit C hereto.

“Restricted Payment” has the meaning assigned to such term in Section 4.05 hereof.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Subsidiary of the Issuer

(1) that is designated a “Securitization Subsidiary” by the Board of Directors,

(2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3) no portion of the Debt or any other obligation, contingent or otherwise, of which

(A) is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer,

(B) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way, or

(C) subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(4) with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of, without duplication, Total Debt of the Issuer and its Restricted Subsidiaries as of such date that is secured by a Lien on any assets of the Issuer and its Restricted Subsidiaries to (b) the aggregate amount of EBITDA of the Issuer and its Restricted Subsidiaries on a consolidated basis for the most recently completed four fiscal quarters immediately prior to the transaction date for which internal financial statements are available, in each case with such pro forma adjustments to Total Debt and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Series A Preferred Stock” means the Issuer’s Series A Perpetual Preferred Stock.

“Series B Preferred Stock” means the Issuer’s Series B Convertible Preferred Stock.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Temporary Regulation S Global Note” means a Regulation S Global Note that bears the Temporary Regulation S Global Note Legend.

“Temporary Regulation S Global Note Legend” means the legend set forth in Exhibit I.

“Tender Offers” means the offers by the Issuer to purchase any and all of the outstanding aggregate principal amount of Applebee’s and IHOP Fixed Rate Notes from the note holders upon the terms and subject to the conditions set forth in the applicable Offers to Purchase and the Offer to Purchase and Consent Solicitation Statement of the Issuer dated September 10, 2010, as in effect on the Issue Date.

“Total Debt” means, for any Person, as of any date, without duplication, (x) Debt and Disqualified Stock of such Person and its Restricted Subsidiaries of the type specified in clauses (a), (f)(x) and (g) of the definition of Debt (excluding Guarantees of obligations of franchisees permitted hereunder), in each case to the extent each such item would be classified as “indebtedness” on a consolidated balance sheet of such Person as of such date, minus (y) the aggregate amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries that are Unrestricted Cash as of such date not to exceed $75,000,000.

“Transactions” means, collectively, (a) the entering into of the Credit Agreement, (b) the issuance of the Notes, (c) the redemption of shares of Series A Preferred Stock with the net proceeds of the foregoing and cash on hand as of the Issue Date, (d) the consummation of the Tender Offers and the repayment, redemption, discharge, termination and cancellation of the Applebee’s and IHOP Notes, and (e) the payment of the fees and expenses (including all applicable premiums and consent fees) incurred in connection with the consummation of the foregoing, in each case as described in the final offering memorandum for the Notes.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 30, 2014; provided, however, that if the period from the redemption date to October 30, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to this Indenture or any successor trustee under this Indenture pursuant to Article VII.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa - 77bbbb) as in effect on the Issue Date.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Cash” means as of any date, unrestricted cash and Cash Equivalents owned by the Issuer and its Restricted Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Issuer or any Restricted Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Issuer or any Restricted Subsidiary (other than to secure obligations under the Credit Agreement) or (b) otherwise segregated from the general assets of the Issuer and its Restricted Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Issuer or any Restricted Subsidiary (other than to secure obligations under the Credit Agreement). It is agreed that cash and Cash Equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Issuer or a Restricted Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“Unrestricted Subsidiary” means any (1) a Securitization Subsidiary, (2) any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with “Designation of Restricted and Unrestricted Subsidiaries, (3) any Subsidiary that at the time of such designation shall not have more than de minimis assets and (4) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Issuer and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.03. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article, paragraph, clause or other subdivision;

(3) unless the context otherwise requires, all references to a Section, Article or Exhibit refer to a Section, Article or Exhibit of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(5) the words “include,” “including” and other words of similar import mean “include, without limitation” or “including, without limitation,” regardless of whether any reference to “without limitation” or words of similar import is made; and the included items do not limit the scope of the more general terms; and the listed included items are covered whether or not they are within the scope of the more general terms;

(6) references to “defeasance” shall mean both covenant defeasance and legal defeasance, unless otherwise specified;

(7) provisions apply to successive events and transactions;

(8) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as it, in its sole discretion, determines;

(9) “or” is not exclusive; and

(10) words in the singular include the plural, and words in the plural include the singular.

ARTICLE II

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, or rules of, or agreements with, national securities exchanges to which the Issuer is subject. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in Section 2.01(c), Section 2.10(b)(3), (b)(5) or (c), or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Regulation S Global Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Regulation S Global Note will bear the Temporary Regulation S Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) [reserved].

(6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale, pursuant to Rule 144 under the Securities Act (or a successor provision) without compliance with any limits thereunder and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Issuer may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature being conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $825,000,000,

(ii) Initial Additional Notes and Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer, and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1) Receipt by the Trustee of an Officers’ Certificate (an “Authentication Order”) specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article IV hereof,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Issuer may determine to include.

(2) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the Exchange Offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

(d) All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture, and shall vote together as one class on all matters with respect to the Notes.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuer may act as Registrar or (except for purposes of Article VIII) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints the Trustee as Registrar and Paying Agent.

(b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders and the Trustee all money held by the Paying Agent for the payment of principal of, premium or interest on the Notes and will promptly notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding as relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with the clause (i) above.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue upon receipt of an Authentication Order and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuer and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. If required by the Trustee or the Issuer, such Holder must furnish an indemnity that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced.

The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note (including without limitation, attorney’s fees and disbursements in replacing such Note). In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

The provisions of this Section 2.04 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof;

(3) if the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding;

(4) any Note which has been replaced pursuant to Section 2.04 hereof unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(5) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due on such Notes.

(b) A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any

Affiliate of the Issuer will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Issuer. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, Holders of the temporary Notes will be entitled to the same benefits under this Indenture as Holders of definitive Notes.

Section 2.07. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer (subject to applicable record retention requirements). The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers, and, if so, the Trustee will use CUSIP numbers and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase will not be affected by any defect in or omission of such number. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10 hereof.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for a global note or ceases to be a clearing agency registered under the Exchange Act, in each case, and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option and subject to the procedures of DTC, notifies the Trustee in writing that the Issuer expects to cause the issuance of a Certificated Note, (iii) an Event of Default has occurred and is continuing with respect to the Notes and DTC notifies the Trustee of its desire to have Certificated Notes issued or (iv) the Trustee has received a request from DTC, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Regulation S Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10 hereof. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Registrar and the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to

Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and upon receipt of an Authentication Order the Trustee will authenticate Additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4) of this Section 2.09).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.09 hereof and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to Section 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Regulation S Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Regulation S Global Note	U.S. Global Note	(4)
Regulation S Global Note	Regulation S Global Note	(1)
Regulation S Global Note	Certificated Note	(5)
Certificated Note U.S.	Global Note	(4)
Certificated Note	Regulation S Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Registrar or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Regulation S Global Note. If the requested transfer involves a beneficial interest in a Temporary Regulation S Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Registrar (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale, without limit, pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officers’ Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Temporary Regulation S Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Regulation S Global Notes that bear the Temporary Regulation S Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Regulation S Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Regulation S Global Note, and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Regulation S Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Regulation S Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Regulation S Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Regulation S Global Note by the amount of such beneficial interest.

ARTICLE III

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. At any time and from time to time on or after October 30, 2014, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on October 30 of the years indicated below.

Year	Percentage
2014	104.750%
2015	102.375%
2016 and thereafter	100.000%

In addition, prior to October 30, 2014, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 3.02. Redemption with Proceeds of Equity Offering. At any time and from time to time prior to October 30, 2013, the Issuer may redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 109.5% of the principal amount plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the aggregate principal amount of the Notes, including Additional Notes, provided that

(1) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and

(2) not less than 65% of the original aggregate principal amount of the Notes remains outstanding immediately thereafter.

Section 3.03. Method and Effect of Redemption. (a) If the Issuer elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. The Trustee will notify the Issuer promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption will be mailed by first-class mail by the Issuer or at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, to Holders whose Notes are to be redeemed at least 30 and not more than 60 days before the date of redemption to each Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; and

(8) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Issuer shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest (unless the Issuer fails to timely deliver the necessary funds for such redemption). Upon surrender of any Note redeemed in part, the Holder will receive a new Note or Notes in principal amount equal to the unredeemed portion of the surrendered Note.

Section 3.04. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuer to purchase Notes as required by Sections 4.09 or 4.10 of this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuer will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than all of the principal amount of the Notes, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued and unpaid interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a minimum of $2,000 in principal amount and any multiple of $1,000 in excess thereof;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8) interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;

(9) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, unless the Issuer defaults in making the payment of the purchase price;

(10) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased; provided that the unpurchased portion of the Notes must be in minimum principal amount of $2,000 and integral multiples of $1,000;

(12) if any Note is purchased in part, a new Note or Notes in principal amount equal to the unpurchased portion of the Note will be issued upon cancellation of the original Note; and

(13) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Issuer will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date (unless the Issuer fails to timely deliver the necessary funds for such redemption). The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders a new Note or Notes in principal amount equal to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Issuer will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

(e) The Issuer will timely repay Debt or obtain consents as necessary under, or terminate, any agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to this Indenture.

Section 3.05. No Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Notes. (a) The Issuer agrees to pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal, premium, if any or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the same rate per annum borne by the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Paying Agent will deliver all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), and the material rights, licenses and franchises of the Issuer and each Restricted Subsidiary necessary in the normal amount of its business, provided that the Issuer is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole or would not have a material adverse effect on the Issuer and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.10 or Article V hereof.

Section 4.04. Limitation on Debt. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including any Acquired Debt) or Disqualified Stock, and will not permit any of its Restricted Subsidiaries that are not Guarantors to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as it is so held); provided that the Issuer or any Restricted Subsidiary that is a Guarantor may Incur Debt (including any Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, on a pro forma basis (including after giving effect to the Incurrence and the receipt and application of the proceeds therefrom), the Fixed Charge Coverage Ratio is not less than 2.0 to 1.0 (the “Fixed Charge Coverage Test”).

(b) Notwithstanding the foregoing, the Issuer and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt (“Permitted Bank Debt”) of the Issuer or any Restricted Subsidiary that is a Guarantor pursuant to Credit Facilities (and, without duplication, Guarantees of such Debt by the Issuer or any Restricted Subsidiary that is a Guarantor); provided that the aggregate principal amount at any time outstanding does not exceed $1,225.0 million, less (i) any amount of such Debt permanently repaid as provided under Section 4.10 hereof and (ii) the outstanding principal amount of any Permitted Receivables Financing;

(2) Debt of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or a Restricted Subsidiary and which, if the obligor is the Issuer or a Guarantor and such Debt is owed to a non-Guarantor, is subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as applicable; provided further, that event which results in any such Debt being owed to a Person other than the Issuer or a Restricted Subsidiary shall be deemed to be an Incurrence of such Debt not permitted by this clause (2);

(3) Debt of the Issuer pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guarantee of the Notes (including Additional Notes) and Exchange Notes (and Note Guarantees) in respect thereof;

(4) Debt, Disqualified Stock or Preferred Stock (“Permitted Refinancing Debt”) of the Issuer or any Restricted Subsidiary constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used (or will be used within 90 days) to repay, redeem, repurchase, refinance or refund, including by way of tender, defeasance, discharge or other acquisition or retirement for value (all of the above, for purposes of this clause, “refinance”) then outstanding Debt, Disqualified Stock or Preferred Stock in an amount not to exceed the principal amount, accreted value, stated value or liquidation value, as applicable, of the Debt, Disqualified Stock or Preferred Stock so refinanced, plus all accrued and unpaid interest or dividends, premiums, fees and expenses; provided that

(A) to the extent the Debt, Disqualified Stock or Preferred Stock to be refinanced is subordinated or pari passu in right of payment to the Notes or the Note Guarantee, as applicable, the new Debt, Disqualified Stock or Preferred Stock by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made, in the case of Debt, Disqualified Stock or Preferred Stock that is subordinated in right of payment, subordinate and, in the case of Debt, Disqualified Stock or Preferred Stock that is pari passu in right of payment, pari passu or subordinate, in right of payment to the Notes at least to the extent that the Debt, Disqualified Stock or Preferred Stock to be refinanced is subordinated or pari passu in right of payment to the Notes on terms, taken as a whole, that are at least as favorable, in all material respects (in the good faith judgment of the Issuer) to Holders as those contained in the documents governing the Debt, Disqualified Stock or Preferred Stock being refinanced;

(B) the new Debt, Disqualified Stock or Preferred Stock does not have a Stated Maturity prior to the earlier of (i) the Stated Maturity of the Debt, Disqualified Stock or Preferred Stock to be refinanced and (ii) 91 days after the Stated Maturity of the Notes, and the new Debt, Disqualified Stock or Preferred Stock has an Average Life at the time of Incurrence that is not less than the Average Life of the Debt, Disqualified Stock or Preferred Stock being refinanced;

(C) in no event may Debt, Disqualified Stock or Preferred Stock of the Issuer or any Guarantor be refinanced pursuant to this clause by means of any Debt, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor;

(D) Debt, Disqualified Stock or Preferred Stock Incurred pursuant to clauses (1), (2), (5), (6), (8) (but only the Applebee’s and IHOP Notes not tendered to the Issuer in connection with the Tender Offers), (10), (11), (13), (14), (16), (17) and (18) of this Section 4.04(b) may not be refinanced pursuant to this clause (4); and

(E) no Debt may be issued to refinance Disqualified Stock or Preferred Stock;

(5) Hedging Agreements of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business and not for speculation;

(6) Debt of the Issuer or any Restricted Subsidiary with respect to (A) letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business and not supporting other Debt, including those supporting performance, bid surety or appeal bonds or completion guarantees and similar obligations, workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding the foregoing or otherwise owed to any Person pursuant to any reimbursement or indemnification obligations with respect to the foregoing, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(7) Acquired Debt; provided, that after giving effect to the Incurrence thereof, (i) the Issuer could Incur at least $1.00 of Debt under the Fixed Charge Coverage Test or (ii) the Fixed Charge Coverage Ratio would be greater than the Fixed Charge Coverage Ratio immediately prior to such Incurrence;

(8) (a) Debt, Guarantees or other obligations in connection with the Applebee’s Sale-Leaseback Transactions (which Debt, Guarantees or other obligations, for the avoidance of doubt, shall be subject to clause (16)(a) of this Section 4.04(b)) and (b) Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than Guarantees existing on the Issue Date by the Issuer or any Restricted Subsidiary of lease obligations of franchisees or other Debt of franchisees (which Guarantees, in the case of this clause (b), for the avoidance of doubt, shall be subject to clause (16)(b) of this Section 4.04(b)));

(9) Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary, which may include Capital Leases and Synthetic Lease Obligations Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction, improvement, repair or replacement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) for the purpose of financing all or any part of the purchase price or cost thereof and any related taxes or transaction costs; provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed at any time outstanding the greater of (x) $35.0 million and (y) 1.25% of the Consolidated Total Assets of the Issuer (measured at the time of Incurrence of any such Debt) (including all Permitted Refinancing Debt incurred to refinance any such Debt Incurred pursuant to this clause (9));

(10) Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $25.0 million and (y) 1.0% of Consolidated Total Assets of the Issuer (measured at the time of incurrence of any such Debt);

(11) Debt of the Issuer or any Restricted Subsidiary consisting of co-issuances or Guarantees of Debt of the Issuer or any Restricted Subsidiary Incurred under any other clause of this Section 4.04; provided that if such Debt is subordinated in right of payment to the Notes or the Note Guarantees, any such Guarantee with respect to such Debt shall be subordinated in right of payment to the Notes or such Note Guarantee;

(12) Debt, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary that is a Guarantor Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding (including all Permitted Refinancing Debt incurred to refinance any such Debt, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (12) or any refinancing thereof) not to exceed the greater of (x) $60.0 million and (y) 2.0% of the Consolidated Total Assets of the Issuer at any one time outstanding, measured at the time of Incurrence of any such Debt, Disqualified Stock or Preferred Stock;

(13) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five Business Days of Incurrence;

(14) Debt of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(15) any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed (A) the maximum amount of Debt permitted to be Incurred under clause (1) of this Section 4.04(b) at such time, less (B) the amount of Debt incurred under clause (1) of this Section 4.04(b) outstanding at such time (including all Permitted Refinancing Debt incurred to refinance any such Debt or any refinancing thereof);

(16) (a) Debt, Guarantees or other obligations in connection with the Applebee’s Sale-Leaseback Transactions (including obligations to Guarantee lease payments of the Person who assumes the applicable lease) in an aggregate amount outstanding not to exceed the aggregate obligations of the Issuer and its Restricted Subsidiaries as of the Issue Date and (b) Guarantees by the Issuer or any Restricted Subsidiary (other than Debt, Guarantees or other obligations in connection with the Applebee’s Sale-Leaseback Transactions) (i) in the ordinary course of business of lease obligations of franchisees incurred in connection with the operation of franchises (including Guarantees arising upon the disposition of restaurants to franchisees) to the extent described in the notes to the Issuer’s financial statement or otherwise constituting Debt or (ii) of Debt of franchisees, in an aggregate principal amount (for all Debt and other obligations guaranteed by the Issuer or any Restricted Subsidiary permitted under sub-clauses (i) and (ii) of this clause (16)(b)) at any time outstanding not to exceed the greater of (x) $150.0 million and (y) 5.0% of the Consolidated Total Assets of the Issuer;

(17) Debt representing deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees thereof and Debt issued by the Issuer or a Restricted Subsidiary to current or former officers, directors, consultants, advisors or employees thereof (or their spouses or former spouses or heirs, trusts, estates or beneficiaries under their estates) to finance the purchase or redemption of Equity Interests of the Issuer to the extent permitted by clause (7) of Section 4.05(b) hereof; and

(18) contingent indemnification obligations of the Issuer and any Restricted Subsidiary to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services, netting services or deposit account overdraft protection services (in amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent loss indemnification obligations of the Issuer and its Subsidiaries incurred in the ordinary course of business.

(c) For purposes of determining compliance with this Section 4.04:

(1) in the event that an item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to Section 4.04(a) hereof, the Issuer, in its sole discretion, will classify and may reclassify (based on circumstances at the time of any such reclassification) such item of Debt, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Debt, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of Incurrence, classification or reclassification, the Issuer will be entitled to divide, classify and reclassify an item of Debt, Disqualified Stock or Preferred Stock in more than one of the types of Debt, Disqualified Stock or Preferred Stock described in paragraphs (a) and (b) of this Section 4.04;

provided that all Debt outstanding under the Credit Agreement on the Issue Date will be treated as Incurred on the Issue Date under clause (1) of Section 4.04(b) hereof and cannot be re-classified.

(d) Neither the Issuer nor any Guarantor may Incur Debt, Disqualified Stock or Preferred Stock that is subordinate in right of payment to any Debt of the Issuer or the Guarantor unless such Debt, Disqualified Stock or Preferred Stock is subordinated in right of payment to, the Notes or the relevant Note Guarantee. This does not apply to distinctions between categories of Debt, Disqualified Stock or Preferred Stock that exist by reason of any Liens, any customary provisions of any inter-creditor arrangements related to subordination of any such Liens or Guarantees securing or in favor of some but not all of such Debt, Disqualified Stock or Preferred Stock.

Section 4.05. Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Issuer’s Qualified Equity Interests), including any payment in connection with any merger or consolidation involving such Person, held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any principal payment on or with respect to, any Subordinated Debt except a payment at Stated Maturity (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Debt permitted under clause (2) of Section 4.04(b) hereof; or

(iv) make any Investment other than a Permitted Investment;

unless, after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing or would occur as a consequence thereof,

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur at least $1.00 of Debt under the Fixed Charge Coverage Test, and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clause (1) of Section 4.05(b) hereof, but excluding all other Restricted Payments permitted by clauses (2) – (14) Section 4.05(b) hereof) would not exceed the sum of (without duplication):

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the Issuer’s most recently completed fiscal quarter for which financial statements are available, plus

(B) subject to paragraph (c), the aggregate Net Cash Proceeds received by the Issuer (other than from a Subsidiary) after the Issue Date from (i) the issuance and sale of Qualified Equity Interests, including by way of issuance of Disqualified Stock or Debt to the extent such Disqualified Stock or Debt has been converted or exchanged (pursuant to conversion or exchange terms existing on (or substantially consistent and not materially less favorable to the Issuer in the good faith judgment of the Issuer than those terms existing on) the date of issuance of such Disqualified Stock or Debt) into or for Qualified Equity Interests of the Issuer, and (ii) other contributions to the common equity capital of the Issuer, plus

(C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash returned or received, and the Fair Market Value of property received, after the Issue Date on Investments in an Unrestricted Subsidiary made after the Issue Date and included in the calculation of Restricted Payments pursuant to this paragraph (a) as a result of any sale or other transfer of assets, payment or repayment, redemption, liquidating distribution, dividend or other distribution, or the satisfaction, release, expiration, cancellation or reduction of Debt or other obligations (including any such Debt or other obligations guaranteed by the Issuer or a Restricted Subsidiary) or other realization (not included in Consolidated Net Income) on such Investment, plus

(y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, or such Unrestricted Subsidiary is merged, consolidated or amalgamated with or into or transfers or conveys its assets to or is liquidated into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture, plus

(D) the cash returned or received, and the Fair Market Value of property received, after the Issue Date on any other Investment made after the Issue Date (including any re-designation of a Subsidiary as an Unrestricted Subsidiary) pursuant to this Section 4.05(a), as a result of any sale or other transfer of assets, payment or repayment, redemption, liquidating distribution, dividend or other distribution, or the satisfaction, release, expiration, cancellation or reduction of Debt or other obligations (including any such Debt or other obligations guaranteed by the Issuer or a Restricted Subsidiary) or other realization (not included in Consolidated Net Income) on such Investment.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets or property.

(b) The foregoing will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or the giving of the redemption notice, as applicable, if, at the date of declaration or giving of the redemption notice, such payment would have been permitted under Section 4.05(a) hereof or a Suspension Period was then in effect;

(2) (i) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Issuer, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Issuer, and (ii) Restricted Payments made with respect to a non-Wholly Owned Restricted Subsidiary that increases the ownership of the Issuer and its Restricted Subsidiaries in such Person;

(3) the repayment, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of (x) Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, (i) an offering or other issuance (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of, Qualified Equity Interests of the Issuer or (ii) a contribution to the common equity capital of the Issuer, and (y)

Disqualified Stock of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of, (i) an offering or other issuance (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of, Disqualified Stock of the Issuer (so long as such new Disqualified Stock satisfies clause (4)(B) of Section 4.04(b) hereof or (ii) a contribution to the common equity capital of the Issuer;

(5) the repayment, redemption, repurchase, defeasance, discharge or other acquisition or retirement of Subordinated Debt of the Issuer or any Guarantor in exchange for, or out of the proceeds of, an offering or other issuance (occurring within 60 days of such repayment, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value) of, (i) Qualified Equity Interests of the Issuer or (ii) a contribution to the common equity capital of the Issuer;

(6) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of (i) Qualified Equity Interests of the Issuer or (ii) a contribution to the common equity capital of the Issuer;

(7) (i) amounts paid for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer, or any Restricted Subsidiary held by officers, directors, consultants or employees or former officers, directors, consultants, advisors or employees of the Issuer or any Restricted Subsidiary (or their spouses or former spouses or heirs, trusts, estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor does not exceed an amount equal to (A) $5.0 million in any twelve-month period, (with unused amounts being available to be used in subsequent periods) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer (including, without duplication, by way of exercise, conversion or exchange of other securities into such Qualified Equity Interests) to its officers, directors or employees that have not previously been applied to the payment of Restricted Payments pursuant to this covenant, plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this Section 4.05 and (ii) Restricted Payments by the Issuer with respect to restricted stock units granted to any Person if such Person received such restricted stock units while acting as an officer, director, employee, consultant or advisor to the Issuer or any Restricted Subsidiary;

(8) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof (plus the payment of accrued and unpaid interest thereon) in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.09 hereof or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.10 hereof; provided that, in each case, prior to the repurchase the Issuer has made an Offer to Purchase and repurchased for value all Notes issued under this Indenture that were validly tendered for payment in connection with the Offer to Purchase;

(9) repurchases of Equity Interests deemed to occur upon the exercise of stock options or similar equity compensation awards if the Equity Interests represent all or a portion of the exercise price thereof (or are to pay related withholding taxes), and Restricted Payments by the Issuer to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of the Issuer;

(10) the declaration and payment of dividends paid in accordance with the terms of the Series B Preferred Stock as in effect on the Issue Date or paid in kind thereafter (including dividends paid in kind through an increase in the liquidation preference thereon or the issuance of additional shares of the Series B Preferred Stock) and the conversion of shares of such Series B Preferred Stock;

(11) the declaration and payment of dividends to holders of the Series A Preferred Stock as in effect on the Issue Date or paid in kind thereafter (including dividends paid in kind through an increase in the liquidation preference thereof or the issuance of additional shares of the Series A Preferred Stock);

(12) (i) the declaration and payment of dividends to holders of the Issuer’s Disqualified Stock and to holders of Preferred Stock of Restricted Subsidiaries issued in accordance with Section 4.04 hereof and redemption of any such Disqualified Stock and Preferred Stock to the extent payment of any redemption price or liquidation value is made in accordance with its terms and (ii) non-cash dividends on such Disqualified Stock or Preferred Stock paid in kind through an increase in the liquidation preference thereon or the issuance of additional shares of such Disqualified Stock or Preferred Stock;

(13) (i) Restricted Payments to consummate the Transactions and (ii) Restricted Payments in an aggregate amount not to exceed the Available Minnesota Disposition Proceeds Amount to purchase, redeem, retire, defease or otherwise acquire shares of Series A Preferred Stock, but only to the extent for this clause (ii) such purchase, redemption, retirement, defeasance or other acquisition is made within 180 days following the Issuer’s (or a Restricted Subsidiary’s) receipt of the proceeds of the Minnesota Disposition; and

(14) other Restricted Payments in an aggregate amount not to exceed $35.0 million;

provided that, in the case of clauses (7)(i), (8), (10), (11), (12) and (13) of this Section 4.05(b), no Default has occurred and is continuing or would occur as a result thereof (other than, in the case of each of clauses (10), (11) and (12) of this Section 4.05(b), dividends automatically paid-in kind through an increase in the liquidation preference thereof in accordance with its terms).

(c) Proceeds of the issuance of Qualified Equity Interests and contributions to the common equity capital of the Issuer will be included under clause (3) Section 4.05(a) hereof only to the extent they are not applied as described in clause (4), (5), (6) or (7) of Section 4.05(b) hereof.

(d) For purposes of determining compliance with this Section 4.05, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) of Section 4.05(b) hereof, or is entitled to be Incurred pursuant to Section 4.05(a) hereof, the Issuer will be entitled to classify or re-classify such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 4.05(a) hereof.

Section 4.06. Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien to secure Debt on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Section 4.07. Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary,

(2) pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary,

(3) make loans or advances to the Issuer or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

(b) The provisions of Section 4.07(a) hereof do not apply to any encumbrances or restrictions

(1) existing in the Credit Agreement, this Indenture or any other agreements in effect on the Issue Date, and any amendments, supplements, modifications, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, extension, renewal, replacement or refinancing (other than an amendment, supplement or modification of this Indenture in accordance with its terms) are no more restrictive, taken as a whole, in the good faith judgment of the Issuer, than the encumbrances or restrictions being amended, supplemented, modified, extended, renewed, replaced or refinanced;

(2) existing under or by reason of applicable law, rule, regulation or order;

(3) existing

(A) under any agreement or instrument (including those governing Debt (including Acquired Debt) or Capital Stock) of any Person, or otherwise with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary, or

(B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of or to provide all or any of the credit support utilized to consummate such transaction or series of transactions such event and any amendments, supplements, modifications, extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the amendment, supplement, modification, extension, renewal, replacement or refinancing are no more restrictive, taken as a whole, in any material respect, in the good faith judgment of the Issuer, than the encumbrances or restrictions being amended, supplemented, modified, extended, renewed, replaced or refinanced;

(4) of the type described in clause (4) of this Section 4.07(a) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to, any property or assets of, the Issuer or any Restricted Subsidiary;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.10 hereof, pending the consummation of such sale or disposition;

(6) required pursuant to this Indenture;

(7) existing pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(8) customary provisions consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(9) any instrument governing any Debt or Capital Stock of a Person that is an Unrestricted Subsidiary as in effect on the date that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person who became a Restricted Subsidiary, or the property or assets of the Person who became a Restricted Subsidiary;

provided that, in the case of Debt, the incurrence of such Debt as a result of such Person becoming a Restricted Subsidiary was permitted by the terms of this Indenture;

(10) consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(11) of any Restricted Subsidiary existing pursuant to provisions in instruments governing other Debt, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be Incurred after the Issue Date pursuant to Section 4.04 hereof; provided that (i) such provisions are customary for instruments of such type (as determined in good faith by the Issuer’s Board of Directors) and (ii) the Issuer determines in good faith that such restrictions will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the Notes;

(12) existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Lease obligations that impose restrictions of the nature described in clause (4) of this Section 4.07(a) on the property so acquired;

(13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14) contained in any Debt Incurred or Preferred Stock issued by Foreign Restricted Subsidiaries that is permitted to be Incurred after the Issue Date pursuant to Section 4.04(b)(10) hereof;

(15) restrictions on deposits made in connection with license applications or to secure letters of credit or surety or other bonds issued in connection therewith or deposits made in the ordinary course of business with respect to insurance premiums, worker’s compensation, statutory obligations, utility deposits, rental obligations, unemployment insurance, performance of tenders, surety and appeal bonds and other similar obligations (or to secure letters of credit or surety or other bonds relating thereto); and

(16) any encumbrances or restrictions of the type referred to in Section 4.07(a) hereof imposed by any amendments, supplements, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 4.07(b); provided that such amendments, supplements, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend restrictions and other encumbrances than those contained prior to such amendment, supplement, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Debt Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.08. Guarantees by Restricted Subsidiaries. After the Issue Date, the Issuer will cause each Domestic Restricted Subsidiary (other than an Immaterial Subsidiary or a non-Wholly Owned Restricted Subsidiary) (i) created or acquired by the Issuer or one or more of its Restricted Subsidiaries and (ii) that is a borrower or guarantor under the Credit Agreement to provide a Note Guarantee. Each Note Guarantee shall be released or terminated in accordance with the provisions of Article X hereof.

Section 4.09. Repurchase of Notes Upon a Change of Control. Following a Change of Control, the Issuer will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

The Issuer’s obligation to make an Offer to Purchase in connection with a Change of Control will be satisfied if a third party makes the Offer to Purchase in the manner and at the times and otherwise in compliance with the requirements applicable to an Offer to Purchase made by the Issuer and purchases all notes properly tendered and not withdrawn under the Offer to Purchase.

Section 4.10. Limitation on Asset Sales. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for Fair Market Value;

(2) At least 75% of the consideration consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2) only, each of the following will be deemed to be Cash Equivalents, (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Issuer or a Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Issuer or such Restricted Subsidiary is released or is otherwise no longer liable, (B) instruments or securities received from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Issuer to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, (C) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 1.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (D) the Fair Market Value of any non-current assets received by the Issuer or a Restricted Subsidiary to be used by it in a Permitted Business, (E) the Fair Market Value of any Equity Interest in a Person engaged in a Permitted Business that is or shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Issuer and (F) the Fair Market Value of any notes, receivables or other non-cash consideration received in any Permitted Refranchising Transaction); and

(3) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

(A) to permanently repay secured Debt of the Issuer or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Issuer or any Restricted Subsidiary,

(B) to acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire non-current assets that are to be used in a Permitted Business,

(C) to enter into a binding commitment to take any of the actions described in the foregoing subclauses (A) and (B ) of this Section 4.10(a)(3), and take such action within 180 days after the date of such commitment, or

(D) any combination of the foregoing subclauses (A) through (C) of this Section 4.10(a)(3).

Following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, cash or Cash Equivalents (whether or not actual Net Cash Proceeds of such Asset Sale) used for the purposes described in subclauses (A) and (B) of this Section 4.10(a)(3) that are designated as uses in accordance with this clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Cash Proceeds applied in accordance with this clause (3).

Pending the final application of the Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest or utilize the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

(4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 365 days of the Asset Sale constitute “Excess Proceeds.” Excess Proceeds of less than $15.0 million will be carried forward and accumulated; provided that until the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, all or any portion of such Excess Proceeds may be used or invested in cash or Cash Equivalents and such invested amount shall no longer be considered Excess Proceeds. When accumulated Excess Proceeds equals or exceeds $15.0 million, the Issuer must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased; provided that the unpurchased portion of the Notes must be in a minimum principal amount of $2,000 and integral multiples of $1,000. The Issuer may satisfy its obligation to make an Offer to Purchase with respect to any Net Cash Proceeds of any Asset Sale by making an Offer to Purchase with respect to such Net Cash Proceeds prior to the expiration of the 365-day period. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

Section 4.11. Limitation on Transactions with Affiliates. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Issuer or any Restricted Subsidiary (a “Related Party Transaction”), involving aggregate payment or consideration in excess of $15.0 million, except upon terms no less favorable to the Issuer or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer.

(b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million must first be approved in good faith by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution.

(c) The foregoing paragraphs do not apply to

(1) any transaction between or among the Issuer and/or any of its Restricted Subsidiaries;

(2) the payment of fees, salaries and other compensation and reimbursement of expenses paid to, and indemnity provided on behalf of, current or former officers,

directors, employees, advisors or consultants of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or approved by such entity’s Board of Directors;

(3) any Restricted Payments made in accordance with Section 4.05 hereof and Permitted Investments;

(4) the entering into, and transactions with or payments to, including grants of securities, stock options and similar rights, any current or former employee, officer, consultant, advisor or director pursuant to any compensation, service, severance or benefit plans or arrangements entered into in the ordinary course of business or consistent with past practice or approved by such entity’s Board of Directors;

(5) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, in the good faith judgment of the Issuer, are not less favorable to the Issuer and its Restricted Subsidiaries, in any material respect, than those in effect on the Issue Date;

(6) the entering into of a customary agreement providing registration rights to the direct or indirect shareholders of the Issuer and the performance of such agreements;

(7) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person or any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Equity Interests (other than Disqualified Stock) or any contribution to the capital of the Issuer;

(8) pledges of Equity Interests of Unrestricted Subsidiaries;

(9) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(10) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or (C) any management services or support agreement entered into on terms consistent with past practice or in the ordinary course of business or approved by a majority of the Issuer’s Board of Directors;

(11) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Issuer’s Board of Directors;

(12) sales of Accounts Receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing;

(13) transactions permitted by, and complying with, the provisions of Article V, or any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) forming a holding company or (b) reincorporating the Issuer in a new jurisdiction;

(14) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Issuer or any direct or indirect parent of the Issuer; provided that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(15) any transactions in which the Issuer shall have received a favorable opinion as to the financial fairness of such transaction (or series of transactions) to the Issuer or the applicable Restricted Subsidiary from an independent accounting or appraisal firm or investment bank of national reputation, and shall have delivered a copy of such opinion to the Trustee; and

(16) transactions described in the Issuer’s current public filings (limited to its 10-K, 10-Qs, 8-Ks and annual proxy statements) with the Commission as of the Issue Date.

Section 4.12. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1) Such Subsidiary does not own any Capital Stock of the Issuer (other than Qualified Equity Interests) or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated or hold any Lien on any property of the Issuer or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated.

(2) At the time of the designation, the designation would be permitted under Section 4.05 hereof or as a Permitted Investment.

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Issuer or any Restricted Subsidiary is permitted under Sections 4.04 and 4.05 hereof.

(4) Neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results except to the extent permitted by Sections 4.04 and 4.05 hereof.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 4.12(b) hereof.

(b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Issuer and the Restricted Subsidiaries therein (valued at the Issuer’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2) all existing Capital Stock or Debt of the Issuer or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3) all existing transactions between it and the Issuer or any Restricted Subsidiary will be deemed entered into at that time;

(4) it is released at that time from its Note Guarantee, if any; and

(5) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.04 hereof (and must be permitted to be Incurred thereunder), but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.10 hereof;

(2) Investments therein previously charged under Section 4.05 hereof will be credited thereunder;

(3) to the extent required by Section 4.08 hereof, it shall issue a Note Guarantee of the Notes; and

(4) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

Section 4.13. Financial Reports. (a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide the Trustee and Holders with, or file electronically with the Commission via the EDGAR filing system (or any successor thereto), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Issuer’s certified independent accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

In addition, whether or not required by the Commission, the Issuer will, after the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. In addition, the Issuer will make the information and reports available to securities analysts and prospective investors upon request. The availability of the foregoing information and reports on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy the requirement to make such information and reports so available.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The availability of such information on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy the requirement to furnish such information.

(c) The Issuer will also hold a quarterly conference call to discuss such financial information. Prior to the conference call, the Issuer shall issue a press release to the appropriate wire services announcing the time and date of such conference call and, unless the call is to be open to the public, direct Holders, securities analysts and prospective investors to contact the office of the Issuer’s chief financial officer to obtain access. If the Issuer is holding a conference call open to the public to discuss the most recent quarter’s financial performance, the Issuer will not be required to hold a second, separate call just for the Holders.

Section 4.14. Reports to Trustee. (a) The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year an Officers’ Certificate stating that the Issuer has fulfilled its obligations under this Indenture or, if there has been a Default, specifying the Default and its nature and status.

(b) The Issuer will deliver to the Trustee as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Issuer proposes to take with respect thereto.

Section 4.15. Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade. (a) The obligation of the Issuer and its Restricted Subsidiaries to comply with Article IV (except for Sections 4.01, 4.02, 4.03, 4.06, 4.09, 4.12, 4.13 and 4.14) and Section 5.01(a)(iii)(3) will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when both (1) the Notes have an Investment Grade Rating from at least two Rating Agencies and (2) no Default or Event of Default shall have occurred and be continuing; provided, that if the Notes cease to have an Investment Grade Rating from one or more Rating Agencies, then, from and after such time, the obligation of the Issuer and its Restricted Subsidiaries to comply with the Suspended Covenants shall be reinstated (such period during which the Suspended Covenants are so suspended, a “Suspension Period”).

(b) Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under this Indenture upon reinstatement, and any action so taken during a Suspension Period shall be deemed to have been permitted by the applicable Suspended Covenant or specified paragraph or clause thereof at the time such action was taken; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made on or after the Issue Date, for purposes of Section 4.05(a)(3) hereof, will be calculated as though such covenant had been in effect on and during the entire period after such date; (2) all Debt, Disqualified Stock and Preferred Stock Incurred during the suspension period will be deemed to have been Incurred pursuant to Section 4.04(b)(8) hereof, and (3) promptly, and in any event within ten Business Days of such reinstatement, any Restricted Subsidiary that would have been required prior to such reinstatement by Section 4.08 hereof to execute a supplemental indenture (but for the suspension of such covenant) will execute such supplemental indenture required by such covenant.

(c) The Issuer shall provide an Officers’ Certificate to the Trustee indicating the commencement or termination of a Suspension Period. The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during a Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the Holders of the commencement or termination of the Suspension Period.

ARTICLE V

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets by the Issuer. (a) The Issuer will not directly or indirectly:

(i) consolidate with or merge with or into (whether or not the Issuer is the surviving Person) any Person, or

(ii) sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or

(iii) permit any Person to merge with or into the Issuer unless

(1) either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by (A) supplemental indenture all of the obligations of this Issuer under this Indenture and the Notes and (B) a joinder of all obligations of the Issuer under the Registration Rights Agreement;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) in the case of a transaction involving the Issuer, immediately after giving effect to the transaction on a pro forma basis, (i) the Issuer or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the Fixed Charge Coverage Test or (ii) the Fixed Charge Coverage Ratio is greater than immediately prior thereto;

(4) the Issuer or the surviving transferee Person, as applicable, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture; and

(5) each Guarantor, unless it is a party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Issuer with or into, or the sale by the Issuer of all or substantially all its assets to, a Guarantor or a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Guarantor or a Restricted Subsidiary with or into, or the sale by such Guarantor or Restricted Subsidiary of all or substantially all of its assets to, the Issuer or (ii) if the sole purpose of the transaction is to change the jurisdiction of incorporation of the Issuer or to form a holding company for the Issuer (provided that such holding company becomes a Guarantor).

The foregoing shall not apply to any transfer of assets by the Issuer or any Guarantor.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer in this Indenture. Upon such substitution, except in the case of a lease of all or substantially all of its assets, the Issuer will be released from its obligations under this Indenture and the Notes.

Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. No Guarantor may

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

(iii) permit any Person to merge with or into the Guarantor unless

(A) the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental Indenture all of the obligations of the Guarantor under its Note Guarantee; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to a Restricted Subsidiary that is not a Guarantor unless that Restricted Subsidiary concurrently becomes a Guarantor) otherwise permitted by this Indenture.

The foregoing shall not apply to (i) any transfer of assets among Guarantors or to the Issuer or (ii) any transfer of assets by a Restricted Subsidiary that is not a Guarantor to (x) another Restricted Subsidiary that is not a Guarantor or (y) the Issuer or any Guarantor.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” occurs if

(1) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration, upon optional redemption, upon required repurchase, upon declaration, or otherwise;

(2) the Issuer defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(3) the Issuer fails to accept and pay for Notes tendered when and as required pursuant to Sections 4.09 or 4.10 hereof or the Issuer or any Restricted Subsidiary fails to comply with Section 5.01 hereof;

(4) the Issuer or any Restricted Subsidiary defaults in the performance of or breaches or fails to comply with any other covenant or agreement of the Issuer in this Indenture or under the Notes; provided a default under this clause (4) will not constitute an Event of Default until the Trustee or Holders of 25% in principal amount of outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within 30 days of such notice;

(5) the failure by the Issuer or any Significant Restricted Subsidiary to pay any Debt of the Issuer or any Significant Restricted Subsidiary of the Issuer, respectively (other than Debt owing to the Issuer or a Restricted Subsidiary), within any applicable grace period after final maturity or the acceleration of any such Debt by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated exceeds $35.0 million in the aggregate;

(6) one or more final judgments or orders for the payment of money are rendered against the Issuer or any of its Significant Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35.0 million in the aggregate (to the extent not covered by insurance or, if not so covered by insurance, for which adequate cash reserves have not been provided in accordance with GAAP) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) (x) an involuntary case or other proceeding is commenced against the Issuer or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Issuer or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect and the order remains in effect for a period of 60 consecutive days; or

(y) the Issuer or any of its Significant Restricted Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in this clause (7) a “bankruptcy default”); or

(8) any Note Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor that is a Significant Restricted Subsidiary denies or disaffirms its obligations under its Note Guarantee.

Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Issuer, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the written request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Issuer under clause (7) of Section 6.01 hereof, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) under Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02 hereof, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits. Subject to Section 6.07 hereof, a Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3) Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuer or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article VII.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel or both conforming to Section 11.05 hereof and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(9) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

(10) In no event shall the Trustee, including in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311(a) and (b). For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs (or if discovered after such 90 day period, promptly after such discovery), unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2011, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), mail such reports to the Issuer and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07. Compensation and Indemnity. (a) The Issuer will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Issuer will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

(c) To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on, particular Notes.

Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Issuer.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 hereof or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10 hereof; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture, provided that such corporation or national banking association shall be otherwise qualified and eligible under this Article VII hereof.

Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a)(1), (2) and (5) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

ARTICLE VIII

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Issuer’s obligations under the Notes, this Indenture and the Registration Rights Agreement, and each Guarantor’s obligations under this Indenture, its Note Guarantee and the Registration Rights Agreement, will terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 hereof or (iii) Notes for whose payment money or U.S. Government Obligations or a combination thereof have been deposited in trust) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

(2) (A) all such Notes not theretofore delivered to the Trustee for cancellation mature within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving the notice of redemption,

(B) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, without consideration of any reinvestment, to pay principal of premium, if any, and interest on all such Notes not theretofore delivered to the Trustee for cancellation to maturity or redemption, as the case may be,

(C) no Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from the incurrence of Debt and the granting of Liens in connection therewith, all or a portion of the proceeds of which will be used to discharge the Notes pursuant to this Article VIII substantially concurrently with such incurrence),

(D) the Issuer has paid or caused to be paid (or deposited or caused to be deposited pursuant to clause (B) above) all other sums then due and payable under this Indenture by the Issuer, and

(E) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Issuer’s obligations under Section 7.07 hereof will survive. After satisfying the conditions in clause (2), only the Issuer’s obligations in Article II and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 hereof and the rights, power, trusts, benefits and immunities of the Trustee will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture other than the surviving obligations.

(c) For the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur pursuant to the second paragraph of Section 3.01 hereof, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the date of such redemption, in the good-faith determination of the Issuer, as evidenced by an Officers’ Certificate.

Section 8.02. Legal Defeasance. The Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes, this Indenture and the Registration Rights Agreement, other than its obligations in Article II and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 hereof, and the rights, power, trusts, benefits and immunities of the Trustee and each Guarantor’s obligations under this Indenture, its Note Guarantees and the Registration Rights Agreement will terminate, provided the following conditions have been satisfied (effective upon satisfaction of such conditions):

(1) The Issuer has irrevocably deposited or caused to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, U.S. dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements reasonably satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the incurrence of Debt and the granting of Liens in connection therewith, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII substantially concurrently with such incurrence).

(3) The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound (other than this Indenture or any agreement or instrument governing any other Debt which is being defeased or discharged).

(4) The Issuer has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x).

(5) The Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the legal defeasance have been complied with.

After discharge of the Issuer’s obligations under this Indenture, the Trustee upon written request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. The Issuer’s obligations set forth in Sections 4.04 through 4.15 hereof, inclusive, and Section 5.01(a)(iii)(3) hereof and the Registration Rights Agreement, and each Guarantor’s obligations under this Indenture, its Note Guarantees and the Registration Rights Agreement, will terminate, and Sections 6.01(3), (4), (5), (6) and (8) hereof (and Section 6.01(7) hereof other than with respect to the Issuer) will no longer constitute Events of Default, provided the following conditions have been satisfied (effective upon satisfaction of such conditions):

(1) The Issuer has complied with clauses (1), (2), (3) and (5) of Section 8.02 hereof.

(2) The Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Section 8.04. Application of Trust Money. Subject to Section 8.05 hereof, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03 hereof, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03 hereof, the Trustee will promptly pay to the Issuer upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. Subject to applicable unclaimed property laws, the Trustee will pay to the Issuer upon written request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or the consent of any Noteholder

(1) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes;

(2) to comply with Article V hereof;

(3) to comply with any requirements of the Commission in connection with the qualification or the maintenance of qualification of this Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7) to provide for or confirm the issuance of the Exchange Notes or Additional Notes;

(8) to conform to the “Description of the Notes” in the Offering Memorandum to the extent such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, as certified in an Officers’ Certificate;

(9) to comply with the rules of any applicable securities depositary; or

(10) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder.

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in paragraph (b), the Issuer and the Trustee may amend this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes, and except as otherwise provided in Section 6.02 hereof, the Holders of a majority in principal amount of the outstanding Notes may waive any past default or future compliance by the Issuer with any provision of this Indenture or the Notes (which in each case may include consents or waivers obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes).

(b) Notwithstanding the provisions of paragraph (a) of this Section 9.02, without the consent of each Holder affected, an amendment or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any Note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,

(3) reduce the amount payable upon the redemption of any Note or change the times at, or circumstances under, which any Note may be redeemed at the option of the Issuer (other than a change of the time period between any notice of redemption and the redemption of Notes by the Issuer),

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest purchase date thereunder,

(5) make any Note payable in money other than that stated in the Note,

(6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) expressly subordinate the Notes or any Note Guarantee to any other Debt of the Issuer or any Guarantor;

(8) except as expressly permitted in this Indenture, modify or release any Note Guarantee in any manner adverse to the Holders; or

(9) reduce the percentage of the principal amount of the Notes required for amendments or waivers.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. If the Trustee has received such an Officers’ Certificate and Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

ARTICLE X

GUARANTEES

Section 10.01. The Guarantees. Subject to the provisions of this Article X, each Guarantor hereby irrevocably and fully and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, will not be released, discharged or otherwise affected by

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to this Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(6) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article X, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article X, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B hereto) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guarantee. The Note Guarantee of a Guarantor will terminate, and such Guarantor will be released from its obligations under this Indenture and the Registration Right Agreement, upon

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to a Restricted Subsidiary that is not a Guarantor unless that Restricted Subsidiary concurrently becomes a Guarantor) otherwise permitted by this Indenture,

(2) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture, or

(3) defeasance of the Notes or satisfaction and discharge of the Notes, as provided in Article VIII hereof.

Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee and the Registration Rights Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern this Indenture, the provision of the Trust Indenture Act shall control.

Section 11.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuer and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.

The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices. (a) Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuer:

DineEquity, Inc.

450 North Brand Boulevard

Glendale, California 91203

Attention: General Counsel

if to the Trustee:

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: DineEquity Administrator

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07. Governing Law. This Indenture, including any Note Guarantees, the Notes and the Registration Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09. Successors. All agreements of the Issuer or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder, past, present or future, of the Issuer or any Guarantor or any successor entity, as such, will have any liability for any obligations of the Issuer or such Guarantor under the Notes, any Note Guarantee, the Registration Rights Agreement or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.14. Benefits of Indenture. Nothing in this Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors thereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.15. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 11.16. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its function.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

DINEEQUITY, INC. as Company

By:	/s/ John F. Tierney
Name: John F. Tierney
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

INTERNATIONAL HOUSE OF PANCAKES, LLC as Guarantor

By: DineEquity, Inc., its Sole Member

By	/s/ John F. Tierney
Name: John F. Tierney
Title: Chief Financial Officer

IHOP FRANCHISE COMPANY, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP FRANCHISING, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP HOLDINGS, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP IP, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP PROPERTY LEASING, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP PROPERTY LEASING II, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP PROPERTIES, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP REAL ESTATE, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Chief Executive Officer

IHOP TPGC, LLC as Guarantor

By	/s/ Julia A. Stewart
Name: Julia A. Stewart
Title: Manager

APPLEBEE’S INTERNATIONAL, INC. as Guarantor

By	/s/ Rebecca R. Tilden
	Name:	Rebecca R. Tilden
	Title:	Vice President, Secretary and Deputy General Counsel

ACM CARDS, INC. as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S UK LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S ENTERPRISES LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S FRANCHISING LLC as Guarantor

By	/s/ Rebecca R. Tilden
	Name:	Rebecca R. Tilden
	Title:	Vice President, Secretary and Deputy General Counsel

APPLEBEE’S HOLDINGS LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S HOLDINGS II CORP. as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S IP LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS KANSAS LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS MID-ATLANTIC LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS NORTH LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS TEXAS LLC as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS VERMONT, INC. as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS, INC. as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S RESTAURANTS WEST LLC as Guarantor

By:	APPLEBEE’S ENTERPRISES LLC,
its sole Member

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: Vice President, Secretary and Treasurer

APPLEBEE’S SERVICES, INC. as Guarantor

By	/s/ Rebecca R. Tilden
	Name:	Rebecca R. Tilden
	Title:	Vice President, Secretary and Deputy General Counsel

NEIGHBORHOOD INSURANCE, INC. as Guarantor

By	/s/ Rebecca R. Tilden
Name: Rebecca R. Tilden
Title: President

EXHIBIT A

[FACE OF NOTE]

DineEquity, Inc.

9.5% Senior Note due 2018

[CUSIP] [ISIN] ________________

No. $_________

DineEquity, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______________, or its registered assigns, the principal sum of ____________ DOLLARS ($_______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on October 30, 2018.

[Initial][1] Interest Rate:	9.5% per annum.

Interest Payment Dates:	April 30 and October 30, commencing April 30, 2011.

Regular Record Dates:	April 15 and October 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Initial Notes or Initial Additional Notes only.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

DINEEQUITY, INC.

By:
Name: Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 9.5% Senior Notes Due 2018 described in the Indenture referred to in this Note.

Wells Fargo Bank, National Association, as Trustee

By:
Name:
Title:
Date:

[REVERSE SIDE OF NOTE]

DineEquity, Inc.

9.5% Senior Note due 2018

1.	Principal and Interest.

The Issuer promises to pay the principal of this Note on October 30, 2018.

The Issuer promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 9.5% per annum [(subject to adjustment as provided below)].2

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the interest payment date) on each interest payment date, commencing April 30, 2011.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated October 19, 2010, between the Issuer, the Guarantors and the Initial Purchasers named therein (the “Registration Rights Agreement”) including the right to receive Additional Interest (as defined in the Registration Rights Agreement), if any.]3

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]4 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].5 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Issuer will pay interest on overdue principal, premium, if any, and overdue interest, at the rate otherwise applicable to the Notes. Interest not paid when due and any interest on principal, premium, if any, or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guarantee.

This is one of the Notes issued under an Indenture dated as of October 19, 2010 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those

[2]	Include only for Initial Note or Initial Additional Note.
[3]	Include only for Initial Note or Initial Additional Note.
[4]	Include only for Exchange Note.
[5]	For Additional Notes, should be the date of their original issue.

stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes to $825,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture, the Notes and the Registration Rights Agreement (and the Guarantors may be discharged from the Indenture, their Note Guarantees and the Registration Rights Agreement) or the Issuer and the Guarantors may be discharged from certain of their obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING

A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                     6 the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

            (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[6]	One year after date of initial issuance or a later date when purchased from an affiliate.

Signature Guarantee:7

By
To be executed by an executive officer

[7]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.10 of the Indenture, check the box:

4.09	4.10
☐	☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.10 of the Indenture, state the amount (in original principal amount) below:

$                    .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:8

[8]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES9

The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[9]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

DineEquity, Inc.,

The Guarantor(s) Party Hereto

and

Wells Fargo Bank, National Association,

as Trustee

9.5% Senior Notes due 2018

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,             , among DineEquity, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 19, 2010 (the “Indenture”), relating to the Issuer’s 9.5% Senior Notes due 2018 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain additional Restricted Subsidiaries to provide Guarantees in accordance with Section 4.08 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DineEquity, Inc., as Company

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

Wells Fargo Bank, National Association, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ISSUER OR ANY AFFILIATE OF ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER OR ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each purchaser of the Notes will be deemed to have represented and agreed as follows:

(1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by you in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(3) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”), that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $85.0 million and had stockholders’ or partners’ equity in excess of $1.0 million, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a) (2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has of the last of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

(4) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 401 of the Code;

(5) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied;

(6) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase Notes, under circumstances such that Prohibited Class Exemption 96-23 is applicable to the purchase and holding of such Notes; or

(7) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

                    ,

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: DineEquity Administrator

Re:	DineEquity, Inc. (the “Company”)
9.5% Senior Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”)
dated as of October 19, 2010 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

E-1

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

E-2

EXHIBIT F

Rule 144A Certificate

                    ,

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: DineEquity Administrator

Re:	DineEquity, Inc. (the “Company”)
9.5% Senior Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”)
dated as of October 19, 2010 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: DineEquity Administrator

Re:	DineEquity, Inc. (the “Company”)
9.5% Senior Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”)
dated as of October 19, 2010 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Issuer, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuer and their subsidiaries (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuer reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuer and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association
MAC N9311-110
625 Marquette Avenue
Minneapolis, MN 55479
Attention: DineEquity Administrator OR

[Name of DTC Participant]

Re:	DineEquity, Inc. (the “Company”)
9.5% Senior Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”)
dated as of October 19, 2010 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

H-1

[FORM II]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association
MAC N9311-110
625 Marquette Avenue
Minneapolis, MN 55479
Attention: DineEquity Administrator

Re:	DineEquity, Inc. (the “Company”)
9.5% Senior Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”)
dated as of October 19, 2010 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

H-2

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

I-1